Exhibit 3.1
AMENDMENT TO ARTICLES OF INCORPORATION
BANCPLUS CORPORATION
Now Therefore, Be it
Resolved: That the Articles of Incorporation of BancPlus Corporation shall be amended by deleting Article FOURTH which presently reads as follows:
FOURTH: The Corporation shall have authority to issue the following: (A) common shares and (B) preferred shares:
FOURTH:
(a)    The aggregate number of shares the Corporation shall have the authority to issue is Forty Million (40,000,000) common shares of the par value of One and No/dollars ($1.00). The Corporation’s Board of Directors shall have the right to conduct one or more stock splits of the outstanding common shares as they may determine in their sole discretion. In conducting any such stock split or splits, the Board of Directors may proportionately adjust the par value of the common shares.
(b)    The aggregate number of shares of preferred stock which the Corporation shall have the authority to issue is Ten Million (10,000,000) with no par value, which preferred stock may be issued from time to time in one or more classes or series upon authorization by the Corporation’s Board of Directors.
The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article FOURTH, to provide for the issuance of the shares of preferred stock in classes or series, and by filing Articles of Amendment pursuant to the applicable law of the State of Mississippi, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences, and rights of the shares of each such class or series and the qualifications, limitations, or restrictions thereof.
The authority of the Board with respect to each classes or series shall include, but not be limited to, determination of the following:
(i)    The number of shares constituting that class or series and the distinctive designation of that class or series;
(ii)    The dividend rate on the shares of that class or series; whether dividends shall be cumulative, and, if so, from which date or dates; and the relative rights of priority, if any, of payment of dividends on shares of that class or series;
(iii)    Whether that class or series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;
(iv)    Whether that class or series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
(v)    Whether or not the shares of that class or series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(vi)    Whether that class or series shall have a sinking fund for the redemption or purchase of shares of that classes or series and, if so, the terms and amount of such sinking fund;
(vii)    The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series;
(viii)    Any other relative rights, preferences, and limitations of that class or series, including the stated value.
Dividends on outstanding shares of preferred stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.
If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the assets available for distribution to holders of shares of preferred stock of all classes or series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all classes or series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

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and a new Article FOURTH be added in place thereof to read as follows:
    FOURTH: The Corporation shall have authority to issue the following: (A) common shares and (B) preferred shares:
FOURTH:
(a)    The aggregate number of shares the Corporation shall have the authority to issue is One Hundred Million (100,000,000) common shares of the par value of One and No/dollars ($1.00). The Corporation’s Board of Directors shall have the right to conduct one or more stock splits of the outstanding common shares as they may determine in their sole discretion. In conducting any such stock split or splits, the Board of Directors may proportionately adjust the par value of the common shares.
(b)    The aggregate number of shares of preferred stock which the Corporation shall have the authority to issue is Ten Million (10,000,000) with no par value, which preferred stock may be issued from time to time in one or more classes or series upon authorization by the Corporation’s Board of Directors.
The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article FOURTH, to provide for the issuance of the shares of preferred stock in classes or series, and by filing Articles of Amendment pursuant to the applicable law of the State of Mississippi, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences, and rights of the shares of each such class or series and the qualifications, limitations, or restrictions thereof.
The authority of the Board with respect to each classes or series shall include, but not be limited to, determination of the following:
(i)    The number of shares constituting that class or series and the distinctive designation of that class or series;
(ii)    The dividend rate on the shares of that class or series; whether dividends shall be cumulative, and, if so, from which date or dates; and the relative rights of priority, if any, of payment of dividends on shares of that class or series;
(iii)    Whether that class or series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;
(iv)    Whether that class or series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
(v)    Whether or not the shares of that class or series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(vi)    Whether that class or series shall have a sinking fund for the redemption or purchase of shares of that classes or series and, if so, the terms and amount of such sinking fund;
(vii)    The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series;
(viii)    Any other relative rights, preferences, and limitations of that class or series, including the stated value.
Dividends on outstanding shares of preferred stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.
If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the assets available for distribution to holders of shares of preferred stock of all classes or series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all classes or series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

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